Exhibit 99.01

INTRADO, INC.

AUDIT COMMITTEE CHARTER

A.            Purpose

The purpose of the Audit Committee is to enhance the Board of Directors’ oversight of:

•                  the integrity of the Company’s financial statements, including compliance with legal and regulatory requirements relating to financial reporting and disclosure;

•                  the independent auditor’s qualifications and independence; and

•                  the performance of the Company’s internal audit function and independent auditors.

B.            Structure and Membership

1.               Number.  The Audit Committee shall consist of at least three members of the Board of Directors.

2.               Independence.  Except as otherwise permitted by the applicable rules of The Nasdaq Stock Market and applicable federal securities laws, including Section 301 of the Sarbanes-Oxley Act of 2002 (and the applicable rules thereunder), each member of the Audit Committee shall be  “independent” as defined by such rules and laws.

3.               Financial Literacy.  Each member of the Audit Committee shall be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement, and cash flow statement, at the time of his or her appointment to the Audit Committee.  All members of the Audit Committee shall participate in continuing education programs, as set forth by the Corporate Governance Committee.

4.               Financial Expert.  At least one member of the Audit Committee shall be a “financial expert” (as defined by applicable Nasdaq and SEC rules).

5.               Service on Other Audit Committees.  No member of the Audit Committee shall simultaneously serve on the audit committees of more than two other public companies.

6.               Chair.  The Audit Committee shall elect a Chair by majority vote, unless the Board of Directors elects a Chair.

7.               Compensation.  The compensation of Audit Committee members shall be as determined by the Compensation Committee.  No member of the Audit Committee may receive any compensation from the Company other than compensation for service on the Board of Directors and any Board committees.

8.               Selection, Term and Removal.  Members of the Audit Committee shall be appointed by the Board of Directors annually for a one-year term and shall serve until their successors are appointed and qualified.  Members shall be appointed by a majority vote of independent members of the Board, upon consultation with the Corporate Governance Committee.  The Board of Directors may fill vacancies in the membership of the Audit Committee and may remove members of the Audit Committee at any time, with or without cause.

C.            Authority and Responsibilities

1.               General

The Audit Committee shall discharge its responsibilities, and shall assess the information provided by management and the independent auditor, in accordance with its business judgment.  The authority and responsibilities set forth in this Charter do not reflect or create any duty or obligation of the Audit Committee to plan or conduct any audit, to determine or certify that the Company’s financial statements are complete, accurate, fairly presented, or in accordance with generally accepted accounting principles or applicable law, or to guarantee the independent auditor’s report.

2.               Oversight of Independent Auditors

a.               Selection.  The Audit Committee shall be solely and directly responsible for appointing and, when necessary, terminating the independent auditor.  The Audit Committee may, in its discretion, seek stockholder ratification of the independent auditor it appoints.

b.              Evaluation.  The Audit Committee shall evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor’s quality controls are adequate and whether the provision of permitted non-audit services is compatible with maintaining the auditor’s independence, after soliciting and taking into account the opinions of management and the Company’s internal auditors.  The Audit Committee shall also review and evaluate the lead partner and other senior members of the independent auditor, after soliciting and taking into account the opinions of management and the Company’s internal auditors.  The Audit Committee shall present its conclusions with respect to the independent auditor to the Board.

c.               Independence.  The Audit Committee shall take appropriate action to oversee the independence of the independent auditor.  In connection with this responsibility, the Audit Committee shall obtain and review a formal written statement from the independent auditor describing all relationships between the independent auditor and the Company (including management and Board members), including the disclosures required by Independence Standards Board Standard No. 1.  The Audit Committee shall actively engage in dialogue with the independent auditor concerning any disclosed relationships or services that might impact the objectivity and independence of the auditor and shall confirm that neither management nor the Board members use the independent auditors for personal audit, tax, consulting or other services.  The Audit Committee shall also confirm that the CEO, controller, CFO, and CAO (or other persons serving in similar capacities) were not employed by the independent auditor, or if employed, did not participate in any capacity in the audit of the Company, in each case, during the three-year period preceding the date of initiation of the audit.

d.              Rotation.  The Audit Committee shall confirm the regular rotation of the lead audit partner and reviewing partner as required by Section 203 of the Sarbanes-Oxley Act.

e.               Compensation.  The Audit Committee shall have sole and direct responsibility for setting the compensation of the independent auditor.  The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of the independent auditor established by the Audit Committee.  The Audit Committee shall advise management as to any planned expenditures so the Company can incorporate such expenditures into the Company’s budgeting process.

f.                 Preapproval of Services.  The Audit Committee shall preapprove all audit services and permitted non-audit services (other than de minimus non-audit services as defined by the Sarbanes-Oxley Act of 2002 (and the applicable rules thereunder)) to be provided to the Company by the independent auditor.

g.              Oversight.  The independent auditor shall report directly to the Audit Committee and the Audit Committee shall have direct responsibility for overseeing the independent auditor, including resolution of disagreements between management and the independent auditor regarding financial reporting.  In connection with its oversight role, the Audit Committee shall, from time to time as appropriate, obtain and review the reports required to be made by the independent auditor pursuant to paragraph (k) of Section 10A of the Securities Exchange Act of 1934 regarding:

•                  critical accounting policies and practices;

•                  alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

•                  other material written communications between the independent auditor and management.

In addition, the Audit Committee shall obtain from the independent auditor assurance that Section 10A(b) of the Securities Exchange Act of 1934 has not been implicated.

3.               Review of Financial Statements

a.               Discussion of Audited Financial Statements.  The Audit Committee shall review and discuss with management and the independent auditor the Company’s audited financial statements, including the matters about which Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU §380) requires discussion.

b.              Recommendation to Board Regarding Financial Statements.  The Audit Committee shall recommend to the Board of Directors whether the Company’s audited financial statements shall be included in the Company’s Annual Report on Form 10-K.

c.               Audit Committee Report.  The Audit Committee shall prepare or cause to be prepared for inclusion where necessary in a proxy or information statement of the Company relating to an annual meeting of security holders at which directors are to be elected (or special meeting or written consents in lieu of such meeting), the report described in Item 306 of Regulation S-K.

d.              Interim Financial Statements.  The Audit Committee shall review and discuss with management and independent auditor the Company’s interim financial statements, including any matters identified in connection with the auditor’s review of interim financial information which are required to be discussed by Statement on Auditing Standards Nos. 61, 71 and 90.  Management shall advise the Audit Committee in the event that the Company proposes to disclose interim financial information prior to completion of the independent auditor’s review of interim financial information.

4.               Controls and Procedures

a.               Oversight.  The Audit Committee shall coordinate the Board of Director’s oversight of the Company’s internal accounting controls, the Company’s disclosure controls and procedures and the Company’s internal audit function.  The Audit Committee shall review and discuss with management and the independent auditor any major issues as to the adequacy of the Company’s internal controls, any special steps adopted in light of material control deficiencies and the adequacy of disclosures about changes in the Company’s internal control over financial reporting. The Audit Committee shall review the appointment and replacement of the senior internal auditing executive, and review the significant reports to management prepared by the Company’s internal audit function. The Audit Committee shall receive and review the reports of the CEO and CFO required by Section 302 of the Sarbanes-Oxley Act of 2002 (and the applicable rules thereunder) and Rule 13a-14 of the Exchange Act.

b.              Procedures for Complaints.  The Audit Committee shall approve procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

c.               Related-Party Transactions.  The Audit Committee shall review and approve all related party transactions.  A “related party transaction” means transactions required to be disclosed by the Company pursuant to SEC Regulation S-K, Item 404.

d.              Additional Powers.  The Audit Committee shall have such other duties as may be delegated from time to time by the Board of Directors.

e.               Risk Management. At least annually, the Audit Committee shall review the Company’s policies with respect to risk assessment and risk management, including guidelines and policies to govern the process by which the Company’s exposure to risk is handled.

D.            Procedures and Administration

1.               Meetings.  The Audit Committee shall meet as often as it deems necessary in order to perform its responsibilities.  At least quarterly, the Audit Committee shall meet with the independent auditor, management and the Company’s internal auditors, as designated by the Audit Committee in consultation with management, and such meetings shall include separate executive sessions, to the extent determined by the Audit Committee. The Audit Committee shall keep such records of its meetings as it shall deem appropriate.

2.               Subcommittees.  The Audit Committee may form and delegate authority to one or more subcommittees (including a subcommittee consisting of a single member), as it deems appropriate from time to time under the circumstances.  Any decision of a subcommittee to preapprove audit or non-audit services shall be reported to the full Audit Committee at its next scheduled meeting.

3.               Reports to Board.  The Audit Committee shall report regularly to the Board of Directors.

4.               Charter.  At least annually, the Audit Committee shall review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for approval.

5.               Independent Advisors.  The Audit Committee shall have the authority to engage and determine funding for such independent legal, accounting and other advisors as it deems necessary or appropriate to carry out its responsibilities.  Such independent advisors may be the regular advisors to the Company.  The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of such advisors as established by the Audit Committee.

6.               Investigations.  The Audit Committee shall have the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it shall deem appropriate, including the authority to request any officer, employee or advisor of the Company to meet with the Audit Committee or any advisors engaged by the Audit Committee.  The Audit Committee shall advise management as to any planned expenditures so the Company can incorporate such expenditures into to the Company’s budgeting process.

7.               Annual Self-Evaluation.  At least annually, the Audit Committee shall evaluate its own performance.